    As filed with the Securities and Exchange Commission on December 7, 2001

                                                  Registration No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                             RELIANT RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                76-0655566
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)


               1111 LOUISIANA
               HOUSTON, TEXAS                               77002
           (Address of principal                         (Zip Code)
            executive offices)

                               ------------------

                             RELIANT RESOURCES, INC.
                                  DEFERRAL PLAN
                            (Full title of the plan)

                               ------------------

                                 Hugh Rice Kelly
         Senior Vice President, General Counsel and Corporate Secretary
                                 1111 Louisiana
                              Houston, Texas 77002
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 207-3000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                  PROPOSED              PROPOSED
                                                                   MAXIMUM              MAXIMUM
                                                                  OFFERING             AGGREGATE            AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE             PRICE               OFFERING          REGISTRATION
           TO BE REGISTERED                 REGISTERED          PER UNIT (2)           PRICE (2)               FEE
---------------------------------------------------------------------------------------------------------------------------
Deferred compensation obligations (1)       $65,000,000             100%              $65,000,000            $15,535
===========================================================================================================================

(1) The deferred compensation obligations are unsecured obligations of the registrant to pay deferred compensation in the future pursuant to the terms of the Reliant Resources, Inc. Deferral Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) .

================================================================================

                             INTRODUCTORY STATEMENT

                  Reliant Resources, Inc. (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to unsecured obligations of the Company to pay deferred compensation in the future to management or highly compensated employees participating in the Reliant Resources, Inc. Deferral Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by the Company (File No. 001-16455) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

                  (1) the Company's Prospectus dated April 30, 2001, as filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 1, 2001;

                  (2) the Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

                  (3) Item 5 of the Current Report on Form 8-K of the Company dated September 27, 2001, as filed with the Commission on September 28, 2001; and

                  (4) the Current Report on Form 8-K of the Company dated September 26, 2001, as filed with the Commission on November 28, 2001.

                  All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The Registrant established the Reliant Resources, Inc. Deferral Plan effective as of January 1, 2002 (the "Plan"), as an unfunded deferred compensation plan. The securities to be issued under the Plan constitute general obligations of the Registrant and will be offered to eligible Plan participants as described below.

                  Eligible employees and Directors of the Registrant are eligible for designation as participants ("Participants") by the Benefits Committee of the Registrant (the "Committee") or any successor thereto. Eligible employees include regular non-union employees ("eligible employees"), including directors, officers and other individuals serving in select key capacities, as determined by the Committee, who have been on the payroll of the Registrant or the payroll of a Participating Affiliate at any time during the year. For this purpose, the term "Participating Affiliate" means any corporation in which the Registrant holds directly or indirectly more than 50% of the voting securities.

                  The purposes of the Plan are to (1) permit directors and eligible employees to defer compensation, (2) restore to eligible employees the employer matching and annual employer profit sharing contributions that they are unable to receive under the Reliant Resources, Inc. Savings Plan (the "Savings Plan") as a result of annual compensation and contribution limits under Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), and (3) permit eligible employees and directors whose employment was transferred to the

Registrant directly from Reliant Energy, Incorporated ("REI") to transfer the benefits, if any, they had accrued under certain non-qualified benefits plans of REI to the Plan.

                  The Plan provides for five separate benefit programs, each of which has separate eligibility, contribution, and distribution provisions. Benefit programs A and B provide for the accrual of new benefits for certain of our eligible employees and directors, while benefit programs C, D and E allow eligible employees and directors who were transferred directly from employment with REI to transfer benefits they accrued under certain of the non-qualified benefit plans of REI to the Plan. All five benefit programs are summarized below.

BENEFIT PROGRAM A - DEFERRAL OF RELIANT RESOURCES COMPENSATION

                  Eligibility. Each year, the committee designates individuals who will be eligible to defer compensation under benefit program A from among the directors of the Registrant and highly compensated eligible employees. In order to participate, an eligible director or employee must notify the committee of his intention to defer compensation prior to the beginning of the calendar year in which his deferral election is to apply.

                  Deferral Contributions. A participating employee may elect to defer up to 80% of his salary and 100% of his bonus each year (in each case, after any FICA taxes have been withheld) in 1% increments. A participating director may elect to defer a specified percentage of his attendance fees and retainer fees each year from 1% up to 100%. Any amounts deferred under benefit program A will be credited to a deferral account that is established under the Plan on the Participant's behalf.

                  Prior to each year that a Participant is eligible to defer compensation, he will be provided with an election form that will allow him to make deferral elections. Except as otherwise indicated below with respect to financial hardships, these elections are unchangeable. Once a Participant has made an election to defer compensation, he may suspend that election only in the event he has suffered a financial hardship as determined by the committee.

                  Distribution. At the time a Participant elects to defer compensation, he must also select a separate method of distribution for each of the salary, bonus, attendance fee and retainer fee deferrals (as applicable) he will make in the following year from among the following options:

                  o A complete early distribution of the amount deferred, including any attributable earnings or losses, to be paid on or about January 1 of any year of the Participant's choice that is later than the third year after the deferral year;

                  o A 50% early distribution of the amount deferred, including any attributable earning or losses, to be paid on or about January 1 of any year of the Participant's choice that is later than the third year after the deferral year, with the Participant's remaining account balance to be paid out in another distribution form;

                  o Employees only: a lump-sum distribution on or about January 1 of the year following the Participant's attainment of any age between 55 and 65 as selected by the Participant in advance or, if later, following the Participant's termination of employment;

                  o Employees only: 5, 10 or 15 annual installment payments beginning on or about January 1 of the year following the Participant's attainment of any age between 55 and 65 as selected by the Participant in advance or, if later, following the Participant's termination of employment;

                  o Directors only: a lump-sum distribution on or about July 1 of the year following the Participant's attainment of any age up to 70 as selected by the Participant in advance or, if later, following the Participant's termination of employment; and/or

                  o Directors only: 5, 10 or 15 annual installment payments beginning on or about July 1 of the year following the Participant's attainment of any age up to 70 as selected by the Participant in advance or, if later, following the Participant's termination of employment.

                  Regardless of the Participant's distribution election, if the Participant is an employee participant and he terminates employment prior to age 55, the Participant's deferral account will automatically be distributed to the Participant in one lump sum following his termination. Also, regardless of the Participant's distribution election, he may request a one-time complete distribution of all of his deferral accounts under the plan (including his program E accounts) at any time, but the distribution will be subject to a 10% penalty.

BENEFIT PROGRAM B - RELIANT RESOURCES SAVINGS RESTORATION PLAN

                  Eligibility. All of the Registrant's highly-compensated eligible employees are eligible to participate in benefit program B for each year that (i) they make the maximum matched contribution to the Savings Plan and
(ii) their employer matching contributions or annual profit sharing contributions under the Savings Plan are limited due the limitations of Code
Section 401(a)(17) or the limitations of Code Section 415.

                  Contributions. The Registrant will make a contribution to the Plan on a Participant's behalf in an amount equal to the employer matching contributions and the annual profit sharing contributions that would have been contributed to the Savings Plan on the Participant's behalf if the limitations of Code Section 401(a)(17) and Code Section 415 did not apply. Any such contributions made on the Participant's behalf will be credited to a savings restoration account that is established on his behalf.

                  Distributions. If the combined value of a Participant's savings restoration account and BRP account, if any (see benefit program C), is $50,000 or less, those accounts will be distributed in the form of a lump sum following the Participant's termination of employment. If the total value of these accounts is more than $50,000, they will be distributed in one of the following forms as selected by the Participant before the Participant's participation in the Plan:

                  o A lump-sum distribution following the Participant's termination of employment, or

                  o 5, 10 or 15 annual installment payments beginning following the Participant's termination of employment.

BENEFIT PROGRAM C - BENEFIT RESTORATION BENEFITS

                  Eligibility. All of the Registrant's employees with accrued benefits under the REI Benefit Restoration Plan are eligible to participate in benefit program C.

                  Accrued Benefit. If a Participant is eligible to receive a benefit under this benefit program C, his benefit will be calculated at the time he begins to receive benefits under the REI Retirement Plan and will be equal to the additional benefits he would have received under the REI Retirement Plan if the limitations of Code Section 401(a)(17) and Code Section 415 did not apply.

                  Distributions. If a Participant elects to receive his REI Retirement Plan benefit in the form of an annuity, then his REI Benefit Restoration Plan benefit will also be paid in the form of an annuity. If a Participant elects to receive his REI Retirement Plan benefit in the form of a lump sum, his REI Benefit Restoration Plan benefit may also be distributed in the form of a lump sum, or, at his election, may be rolled over to an account under the

Plan and distributed at a later date. If he elects to roll over his REI Benefit Restoration Plan benefits to the Plan, they will be credited to a BRP account that is established under the Plan on his behalf.

                  If a Participant elects to roll over his REI Benefit Restoration Plan benefit, his BRP account will be distributed along with his savings restoration account, if any (see benefit program B) following his termination of employment. If the combined value of these accounts is $50,000 or less, they will be distributed to him in the form of a lump sum. If the total value of these accounts is more than $50,000, they will be distributed in one of the following forms as selected by him before his participation in the Plan:

                  o A lump-sum distribution following the Participant's termination of employment, or

                  o 5, 10 or 15 annual installment payments beginning following the Participant's termination of employment.

BENEFIT PROGRAM D - TRANSFERRED SAVINGS RESTORATION BENEFITS

                  Eligibility. All of the Registrant's employees with accrued benefits under the REI Savings Restoration Plan are eligible to participate in benefit program D, except that employees with a NorAm account balance under the REI Savings Restoration Plan must make an election to transfer their NorAm accounts to the Plan in order to be eligible to participate with respect to their NorAm accounts.

                  Accrued Benefit. If a Participant is eligible to receive a benefit under benefit program D, his savings restoration account will be credited with the lump-sum value of his accrued benefit under the REI Savings Restoration Plan (including his NorAm account if he elected to transfer it to the Plan) for periods ending on or before December 31, 2001.

                  Distributions. If the combined value of his savings restoration account and his BRP account, if any (see benefit program C) is $50,000 or less, those accounts will be distributed to the Participant in the form of a lump sum following his termination of employment. If the total value of these accounts is more than $50,000, they will be distributed in one of the following forms as selected by him before his participation in the Plan:

                  o A lump-sum distribution following the Participant's termination of employment, or

                  o 5, 10 or 15 annual installment payments beginning following the Participant's termination of employment.

BENEFIT PROGRAM E - TRANSFERRED DEFERRED COMPENSATION BENEFITS

                  Eligibility. All of the Registrant's employees and directors who elected to transfer their accrued benefits under the 1985 REI Deferred Compensation Plan ("1985 Plan") and/or 1989 REI Deferred Compensation Plan ("1989 Plan") to the Plan are eligible to participate in benefit program E.

                  Crediting of Accounts. If a Participant elected to transfer his benefits from the 1985 Plan to the Plan, his 1985 Plan Deferral Account will be credited with the lump-sum value of his accrued benefit under the 1985 Plan as of the date his benefits are transferred to the Plan. If a Participant elected to transfer his benefits from the 1989 Plan to the Plan, his 1989 Plan Deferral Account will be credited with the lump-sum value of his accrued benefit under the 1989 Plan, determined using the Moody's + 2% interest rate assumption, as of the date his benefits are transferred to the Plan.

                  1985 Plan Distributions. A Participant's 1985 Plan Deferral Account will be distributed to him in one or more of the following forms as previously elected by him under the terms of the 1985 REI Deferred Compensation
Plan:

                  o If the Participant retires on or after his early retirement date, 15 annual installment payments beginning following the later of termination of employment and the normal retirement date;

                  o If the Participant retires before his early retirement date for reasons other than cause or disability, a lump-sum distribution following termination;

                  o If the Participant retires due to a disability, he will be deemed to have remained employed during such disability and benefits will be paid in the form of 15 annual installments beginning following the normal retirement date;

                  o Upon the Participant's death prior to receipt of any normal retirement benefits, a lump-sum distribution to his beneficiary; and/or

                  Upon the Participant's death following his normal retirement date or commencement of normal retirement benefits, continuation of annual retirement benefits.

                  1989 Plan Distributions. A Participant's 1989 Plan Deferral Account will be distributed to him in one or more of the following forms as previously elected by him under the terms of the 1989 REI Deferred Compensation
Plan:

                  o 100% early distribution in the year previously selected by the Participant;

                  o 50% early distribution in the year previously selected by the Participant;

                  o If the Participant retires on or after his early retirement date, a lump-sum distribution following the later of his termination of employment and his normal retirement date;

                  o If the Participant retires on or after his early retirement date, 15 annual installment payments beginning following the later of the termination of employment and the normal retirement date;

                  o If the Participant retires before his early retirement date for reasons other than cause or disability, a lump-sum distribution following termination;

                  o If the Participant retires due to a disability, he will be deemed to have remained employed during such disability and benefits will be paid as elected;

                  o Upon the Participant's death prior to your receipt of any normal retirement benefits, a lump-sum distribution to his beneficiary; and/or

                  o Upon the Participant's death following his normal retirement date or commencement of normal retirement benefits, continuation of annual retirement benefits.

                  A Participant's plan accounts, which reflect the current value of his benefits under the Plan, will be maintained by the committee or its agent. A Participant's accounts will be credited with any compensation deferrals, employer contributions, or rollover contributions made to the Plan on his behalf, along with earnings and/or losses on the accounts. A Participant's accounts will be charged with all distributions. A Participant will receive a statement showing the amount of contributions, earnings, and losses attributable to his account at least once a year.

                  A Participant may direct the deemed investment of all of his plan accounts among the investment funds provided the Plan. Although we are not required to actually invest assets in accordance with a Participant's investment instructions, his plan accounts will be credited and/or debited with earnings and/or losses in accordance with the rates of return on a Participant's selected investment funds. Even though a Participant's investments are deemed to be made in the investment funds a Participant selects, he will not own interests in those funds. The Registrant's obligation to pay benefits under the Plan will be unsecured general obligations of the Registrant and will rank pari passu with other unsecured and unsubordinated obligations of the Registrant.

                  A Participant may invest his accounts in one or all of the funds in multiples of 1%, as long as the total percentages add up to 100%. A Participant can change the deemed investment of future contributions or rearrange existing account balances between or among the investment options in multiples of 1% at any time. The specific investment funds are subject to change at any time, without notice, at the discretion of the Committee.

                  The benefits payable pursuant to the Plan are contractual obligations of the Registrant and will be paid out of the Registrant's general assets. To the extent the Registrant transfers assets to a trust fund for purposes of the Plan, the Registrant will remain the owner of all assets in the trust fund and those assets will be subject to the claims of the Registrant's creditors if the Registrant ever becomes insolvent. The Registrant may, but does not have to, direct the trustee to invest the assets of the trust fund in accordance with the investment directions of Plan participants. The obligations to pay deferred compensation under the Plan are not convertible into any other security of the Registrant and will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. Other than any trustee under a grantor trust established by the Registrant, no trustee has been appointed having the authority to take action with respect to the obligations under the Plan, and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the obligations, enforcing covenants and taking action upon default.

                  A Participant may not transfer any right or interest in his plan account, except on account of divorce, death, or any involuntary transfer required by law. However, if a Participant is age 55 or older, he may assign his rights under the Plan to an individual designated as a "permitted assignee" (as defined in the Plan), including his spouse, certain other qualifying family members, or a trust, corporation, partnership or limited liability company that is 100% owned by his spouse and/or qualifying family members.

                  The Registrant has the right to amend or modify the Plan at any time or from time to time to change the deemed investment funds available under the Plan, to add, amend, or terminate benefit programs under the Plan, or to make other changes to the Plan that the Registrant deems necessary. With the exception of a change to the investment funds, no amendment, however, will adversely affect a Participant's rights with respect to previously deferred compensation or take away previously accrued benefits without the Participant's consent; provided that nothing guarantees that the value of the amounts deferred under the Plan and credited to a Participant's account will not decrease in value as a result of the performance of the deemed investment options available under the Plan now or in the future.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

                  Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

                  All of the Company's directors and officers will be covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
Number                          Document Description
------                          --------------------
  4.1 -      Reliant Resources, Inc. Deferral Plan

  5.1 -      Opinion of Baker Botts L.L.P.
 23.1 -      Consent of Deloitte & Touche LLP
 23.2 -      Consent of Deloitte & Touche Accountants
 23.3 -      Consent of PricewaterhouseCoopers N.V.
 23.4 -      Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
 24.1 -      Powers of Attorney (included on the signature page to
             this Registration Statement)

ITEM 9.  UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 7, 2001.


                                 RELIANT RESOURCES, INC.
                                 (Registrant)


                                 By:    /s/   R. STEVE LETBETTER
                                    --------------------------------------------
                                              R. Steve Letbetter,
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Steve Letbetter, Stephen W. Naeve and Hugh Rice Kelly, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                             Signature                               Title                             Date
                             ---------                               -----                             ----
                     /s/ R. STEVE LETBETTER                          Chairman, President,        December 7, 2001
------------------------------------------------------------         Chief Executive
                        (R. Steve Letbetter)                         Officer and Director
                                                                     (Principal Executive
                                                                     Officer and Director)



                      /s/ STEPHEN W. NAEVE                           Executive Vice              December 7, 2001
------------------------------------------------------------         President and Chief
                         (Stephen W. Naeve)                          Financial Officer
                                                                     (Principal Financial
                                                                     Officer)



                    /s/ MARY P. RICCIARDELLO                         Senior Vice President       December 7, 2001
------------------------------------------------------------         and Chief Accounting
                       (Mary P. Ricciardello)                        Officer (Principal
                                                                     Accounting Officer)



                     /s/ JAMES A. BAKER, III                         Director                    December 7, 2001
------------------------------------------------------------
                        (James A. Baker, III)



                       /s/ MILTON CARROLL                            Director                    December 7, 2001
------------------------------------------------------------
                          (Milton Carroll)



                        /s/ L. LOWRY MAYS                            Director                    December 7, 2001
------------------------------------------------------------
                           (L. Lowry Mays)



                        /s/ PHILIP MILLER                            Director                    December 7, 2001
------------------------------------------------------------
                           (Philip Miller)

                                INDEX TO EXHIBITS

Exhibit
Number                          Document Description
------                          --------------------

    4.1 -    Reliant Resources, Inc. Deferral Plan

    5.1 -    Opinion of Baker Botts, L.L.P.
   23.1 -    Consent of Deloitte  & Touche LLP
   23.2 -    Consent of Deloitte & Touche Accountants
   23.3 -    Consent of PricewaterhouseCoopers N.V.
   23.4 -    Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
   24.1 -    Powers of Attorney (included on the signature page to
             this Registration Statement)